UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2014

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Fourth Quarter Financial Results

On January 27, 2014, MicroStrategy Incorporated (“MicroStrategy” and, collectively with its subsidiaries, the “Company”) issued a press release announcing MicroStrategy’s financial results for the quarter ended December 31, 2013. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Items 2.02 and 9.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2014, the Compensation Committee of the Board of Directors of MicroStrategy (the “Compensation Committee”) established certain new compensation arrangements for Michael J. Saylor, MicroStrategy’s Chief Executive Officer, as described below.

The Compensation Committee authorized the Company to implement a CEO security program, effective as of January 1, 2014, pursuant to which the Company may pay for various costs related to the provision of security to Mr. Saylor (the “CEO Security Program”), provided that the total costs to the Company of such program, together with any associated tax gross-up payments to Mr. Saylor, do not exceed $950,000 in any given calendar year (the “CEO Security Program Cap”).

In addition, the Compensation Committee authorized the Company (i) to reimburse Mr. Saylor for approximately $48,000 of expenses that he incurred and paid related to the provision of security services to him in the fourth quarter of 2013, (ii) to pay for other expenses that Mr. Saylor incurred related to the provision of security services to him in the fourth quarter of 2013, which expenses were approximately $6,000, and (iii) to reimburse Mr. Saylor for expenses that he incurred and paid related to the purchase of security equipment in the fourth quarter of 2013 (the “2013 Security Equipment Expenses”), which expenses were approximately $4,000.

The Compensation Committee also authorized the Company to reimburse Mr. Saylor for approximately $29,000 of expenses that he incurred and paid related to commuting in 2013 (the “2013 Commuting Expenses”).

The arrangements described above may result in imputed compensation to Mr. Saylor. To the extent that the CEO Security Program, the reimbursement to Mr. Saylor of 2013 Security Equipment Expenses, or the reimbursement to Mr. Saylor of 2013 Commuting Expenses for commuting that occurred during the first half of 2013 result in imputed compensation to Mr. Saylor, the Compensation Committee authorized the Company to pay (or withhold and pay to the appropriate taxing authority on behalf of) Mr. Saylor a “tax gross-up” approximating his (i) federal and state income and payroll taxes on any compensation imputed to Mr. Saylor in connection with such arrangements plus (ii) federal and state income and payroll taxes that Mr. Saylor may incur as a result of the payment of taxes by the Company with respect to the imputed compensation, subject to the CEO Security Program Cap as applicable.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated January 27, 2014, regarding MicroStrategy’s financial results for the quarter ended December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2014	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Douglas K. Thede
	Name:	Douglas K. Thede
	Title:	Senior Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated January 27, 2014, regarding MicroStrategy’s financial results for the quarter ended December 31, 2013.